[GRAPHIC OMITTED]                                           The Denali Fund Inc.
                                                     2344 SPRUCE STREET, SUITE A
                                                        BOULDER, COLORADO  80302




                                                               February 11, 2008


           URGENT - PLEASE READ - YOUR IMMEDIATE ATTENTION IS REQUIRED


Our records indicate that you have not voted your shares for the upcoming Special Meeting of Stockholders scheduled for February 22, 2008. Please do so at your earliest convenience.

Voting promptly will help reduce your Fund's solicitation costs and will eliminate your receiving follow-up phone calls or mailings. Your vote can be cast by signing, dating and mailing the proxy card in the enclosed postage-paid return envelope. You may also be able to vote by telephone or Internet by following instructions on your proxy card.

We thank you for your continued trust and support. If you need assistance, or have any questions regarding the Fund's proposals or how to vote your shares, please call our proxy solicitor, Georgeson Inc. at 1-800-279-9314.